EXHIBIT 23.2

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this registration statement of ACTV, Inc. on Form S-3 of our report dated March 2, 2001, appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche, LLP
New York, New York

April 20, 2001